Exhibit 99.1

CITIUS ONCOLOGY SUB, INC.

FINANCIAL STATEMENTS

(UNAUDITED)

CITIUS ONCOLOGY SUB, INC.

BALANCE SHEETS

(UNAUDITED)

	June 30, 2024	September 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—
Prepaid expenses	10,006,815	7,734,895
Total Current Assets	10,006,815	7,734,895

Other Assets:
In-process research and development	40,000,000	40,000,000
Total Other Assets	40,000,000	40,000,000

Total Assets	$50,006,815	$47,734,895

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$—	$1,289,045
Accrued expenses	445,001	259,071
Due to related party	30,946,953	19,499,119
Total Current Liabilities	31,391,954	21,047,235

Deferred tax liability	1,584,000	1,152,000
Total Liabilities	32,975,954	22,199,235

Commitments and Contingencies

Stockholder’s Equity:
Preferred stock - $0.0001 par value; 10,000,000 shares authorized at June 30, 2024 and September 30, 2023; no shares issued and outstanding	—	—
Common stock - $0.0001 par value; 100,000,000 shares authorized at June 30, 2024 and September 30, 2023; 67,500,000 shares issued and outstanding	6,750	6,750
Additional paid-in capital	49,489,750	43,658,750
Accumulated deficit	(32,465,639)	(18,129,840)
Total Stockholder’s Equity	17,030,861	25,535,660

Total Liabilities and Stockholder’s Equity	$50,006,815	$47,734,895

See notes to the unaudited financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

CITIUS ONCOLOGY SUB, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	1,131,439	1,235,068	3,628,900	3,088,661
General and administrative	1,540,411	1,348,527	4,443,899	3,988,893
Stock-based compensation – general and administrative	1,957,000	—	5,831,000	—
Total Operating Expenses	4,628,850	2,583,595	13,903,799	7,077,554

Loss before Income Taxes	(4,628,850)	(2,583,595)	(13,903,799)	(7,077,554)
Income tax expense	144,000	144,000	432,000	432,000

Net Loss	$(4,772,850)	$(2,727,595)	$(14,335,799)	$(7,509,554)

Net Loss Per Share – Basic and Diluted	$(0.07)	(0.04)	(0.21)	(0.11)

Weighted Average Common Shares Outstanding – Basic and Diluted	67,500,000	67,500,000	67,500,000	67,500,000

See notes to the unaudited financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

CITIUS ONCOLOGY SUB, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance, September 30, 2023	67,500,000	$6,750	$43,658,750	$(18,129,840)	$25,535,660
Stock-based compensation	—	—	1,917,000	—	1,917,000
Net loss	—	—	—	(4,727,403)	(4,727,403)
Balance, December 31, 2023	67,500,000	6,750	45,575,750	(22,857,243)	22,725,257
Stock-based compensation	—	—	1,957,000	—	1,957,000
Net loss	—	—	—	(4,835,546)	(4,835,546)
Balance, March 31, 2024	67,500,000	6,750	47,532,750	(27,692,789)	19,846,711
Stock-based compensation	—	—	1,957,000	—	1,957,000
Net loss	—	—	—	(4,772,850)	(4,772,850)
Balance, June 30, 2024	67,500,000	$6,750	$49,489,750	$(32,465,639)	$17,030,861

Balance, September 30, 2022	67,500,000	$6,750	$41,693,250	$(5,432,599)	$36,267,401
Net loss	—	—	—	(1,852,435)	(1,852,435)
Balance, December 31, 2022	67,500,000	6,750	41,693,250	(7,285,034)	34,414,966
Net loss	—	—	—	(2,929,524)	(2,929,524)
Balance, March 31, 2023	67,500,000	6,750	41,693,250	(10,214,558)	31,485,442
Net loss	—	—	—	(2,727,595)	(2,727,595)
Balance, June 30, 2023	67,500,000	$6,750	$41,693,250	$(12,942,153)	$28,757,847

See notes to the unaudited financial statements.

Reflects a 675,000-for-1 stock split effective July 5, 2023.

CITIUS ONCOLOGY SUB, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2024 AND 2023

(UNAUDITED)

	Nine Months Ended June 30, 2024	Nine Months Ended June 30, 2023
Cash Flows From Operating Activities:
Net loss	$(14,335,799)	$(7,509,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	5,831,000	—
Deferred income tax expense	432,000	432,000
Changes in operating assets and liabilities:
Prepaid expenses	(2,271,920)	(5,044,713)
Accounts payable	(1,289,045)	1,177,539
Accrued expenses	185,930	(549,424)
Due to related party	11,447,834	11,494,152
Net Cash Used In Operating Activities	—	—
Net Change in Cash and Cash Equivalents	—	—
Cash and Cash Equivalents – Beginning of Period	—	—
Cash and Cash Equivalents – End of Period	$—	$—

See notes to the unaudited financial statements.

CITIUS ONCOLOGY SUB, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2024 AND 2023

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Citius Oncology Sub, Inc. (formerly Citius Acquisition Corp. and Citius Oncology, Inc.) (“SpinCo” or the “Company”) is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products targeting unmet needs with a focus on oncology products. We are developing E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of cutaneous T-cell lymphoma (“CTCL”), a rare form of non-Hodgkin lymphoma. We have obtained the trade name of LYMPHIR for E7777.

The Company was formed in August 2021 as a wholly-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharmaceuticals”), but did not begin operations until April 1, 2022. On April 29, 2023, we changed our name to Citius Oncology, Inc. and in connection with the closing of the Business Combination (as defined below), we changed our name to Citius Oncology Sub, Inc.

Since its inception, the Company has devoted substantially all its efforts to business planning, research and development, and recruiting management and technical staff. Citius Oncology is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, risks related to the development by Citius Oncology or its competitors of research and development stage products, market acceptance of any of its products approved for marketing, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, the Company’s ability to obtain additional financing and the Company’s compliance with governmental and other regulations.

Stock Split

On July 5, 2023, the Company executed a stock split of its shares of common stock at a ratio of 675,000-for-1 (the “Stock Split”). All of the Company’s historical share and per share information related to issued and outstanding common stock in these financial statements have been adjusted, on a retroactive basis, to reflect this 675,000-for-1 stock split.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed financial statements of the Company have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to fairly state the condensed financial position of the Company as of June 30, 2024, and the results of its operations and cash flows for the three- and nine-month periods ended June 30, 2024 and 2023. The operating results for the three- and nine-month periods ended June 30, 2024 are not necessarily indicative of the results that may be expected for the year ending September 30, 2024. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the final proxy statement/prospectus supplement of TenX Keane Acquisition (File No. 333-275506) (the “Final Prospectus”), filed on July 12, 2024, with the Securities and Exchange Commission (the “SEC”).

2. GOING CONCERN UNCERTAINTY AND MANAGEMENT’S PLAN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss of $14,335,799 for the nine months ended June 30, 2024. The Company has no revenue and has relied on funding from Citius Pharmaceuticals to finance its operations. At June 30, 2024, the Company had no cash and a negative working capital of $21,385,139. Citius Pharmaceuticals has sufficient capital to fund Citius Oncology through at least December 2024, which raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements are issued.

The Company plans to continue to rely on funding from Citius Pharmaceuticals and to raise capital through equity financings from outside investors (see Note 9). There is no assurance, however, that the Company will be successful in raising the needed capital and, if funding is available, that it will be available on terms acceptable to the Company. The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the financial statements is as follows:

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates having relatively higher significance include the accounting for in-process research and development and income taxes. Actual results could differ from those estimates and changes in estimates may occur.

Research and Development

Research and development costs, including upfront fees and milestones paid to collaborators who are performing research and development activities under contractual agreements with the Company, are expensed as incurred. The Company defers and capitalizes its nonrefundable advance payments that are for research and development activities until the related goods are delivered or the related services are performed. When the Company is reimbursed by a collaboration partner for work the Company performs, it records the costs incurred as research and development expenses and the related reimbursement as a reduction to research and development expenses in its statement of operations. Research and development expenses primarily consist of clinical and non-clinical studies, materials and supplies, third-party costs for contracted services, and payments related to external collaborations and other research and development related costs.

In-process Research and Development

In-process research and development (“IPR&D”) of $40,000,000 represents the purchase price paid by Citius Pharmaceuticals for the exclusive license for LYMPHIR via the asset purchase agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”) (See Note 4). LYMPHIR is a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma, and is expected to be amortized on a straight-line basis over a period of twelve years commencing upon revenue generation. Included in the IPR&D is the historical know-how, formula protocols, designs, and procedures expected to be needed to complete the Phase 3 trial. In addition, the contracts acquired in connection with the Dr. Reddy’s transaction with the clinical research and manufacturing organization are at market rates and could be provided by multiple vendors in the marketplace Therefore, there is no fair value associated with the contracts acquired. The Company capitalized the technology acquired pursuant to the asset purchase agreement as IPR&D. The technology has an alternative future use and is not contingent on further product development as all formulation work on LYMPHIR has been completed and the Company has the ability to pursue additional clinical indications. The Company expects future economic benefit from the alternative use and has also initiated additional projects that were planned using the technology as acquired.

Incremental costs incurred on IPR&D after the acquisition date are expensed as incurred.

The Company reviews intangible assets to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life of any intangible asset. If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified. No impairment has occurred since the acquisition through June 30, 2024.

Patents and Trademarks

Certain costs of outside legal counsel related to obtaining trademarks for the Company are capitalized. Patent costs are amortized over the legal life of the patents, generally twenty years, starting at the patent issuance date. There are no capitalized patents and trademarks as of June 30, 2024.

The costs of unsuccessful and abandoned applications are expensed when abandoned. The costs of maintaining existing patents are expensed as incurred.

As part of the definitive agreement with Dr. Reddy’s, Citius Pharmaceuticals acquired method of use patents in which LYMPHIR is administered in combination with the programmed cell death protein 1 (“PD-1”) pathway inhibitor drug class. PD-1 plays a vital role in inhibiting immune responses and promoting self-tolerance through modulating the activity of T-cells, activating apoptosis of antigen-specific T cells and inhibiting apoptosis of regulatory T cells.

The following patents were acquired and subsequently transferred to the Company:

●	US Provisional Application No. 63/070,645, which was filed on August 26, 2020, and subsequently published as US 2022/0062390 A1 on March 3, 2022, entitled Methods of Treating Cancer.

●	International Patent Application Number: PCT/IB2021/0576733, which was filed with the World Intellectual Property Organization on August 23, 2021, and subsequently published as WO 2022/043863 A1 on March 3, 2022, entitled, Combination for Use in Methods of Treating Cancer.

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees and directors as an expense in the statements of operations over the requisite service period based on the fair value for each stock award on the grant date. The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable single measure of fair value of the Company’s stock options.

The Company recognizes compensation costs resulting from the issuance of stock-based awards to non-employees as an expense in the statements of operations over the service period based on the measurement of fair value for each stock award and records forfeitures as they occur.

Income Taxes

The Company files consolidated income tax returns with Citius Pharmaceuticals. The Company follows accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements. There are no uncertain tax positions that require accrual or disclosure as of June 30, 2024. Any interest or penalties are charged to expense. During the nine months ended June 30, 2024 and 2023, the Company did not recognize any interest and penalties. The Company is subject to examination by federal and state authorities for all tax years since inception.

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, for deferred tax assets for which it does not consider realization of such assets to be “more-likely-than-not.” The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per common share applicable to common stockholders is computed by dividing net loss in each period by the weighted average number of shares of common stock outstanding during such period.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

4. PATENT AND TECHNOLOGY LICENSE AGREEMENTS

In September 2021, Citius Pharmaceuticals entered into an asset purchase agreement with Dr. Reddy’s and a license agreement with Eisai Co., Ltd. (“Eisai”) to acquire an exclusive license for E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. Citius Pharmaceuticals renamed E7777 as I/ONTAK and also obtained the trade name LYMPHIR for the product. Citius Pharmaceuticals assigned these agreements to us effective April 1, 2022.

Under the terms of the agreements, Citius Pharmaceuticals acquired Dr. Reddy’s exclusive license for LYMPHIR from Eisai and other related assets owned by Dr. Reddy’s. The exclusive license includes rights to develop and commercialize LYMPHIR in all markets except for Japan and certain parts of Asia. Additionally, we retain an option on the right to develop and market the product in India. Eisai retains exclusive development and marketing rights for the agent in Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India (subject to the India option), Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia, and Papua New Guinea. Citius Pharmaceuticals paid a $40 million upfront payment which represents the acquisition date fair value of the in-process research and development acquired from Dr. Reddy’s. Dr. Reddy’s is entitled to up to $40 million in development milestone payments related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, as well as commercial milestone payments and low double-digit tiered royalties on net product sales (within a range of 10% to 15%), and up to $300 million for commercial sales milestones. We also must pay on a fiscal quarter basis tiered royalties equal to low double-digit percentages of net product sales (within a range of 10% to 15%). The royalties will end on the earlier of (i) the 15-year anniversary of the first commercial sale of the latest indication that received regulatory approval in the applicable country and (ii) the date on which a biosimilar product results in the reduction of net sales in the applicable product by 50% in two consecutive quarters, as compared to the four quarters prior to the first commercial sale of the biosimilar product. We will also pay to Dr. Reddy’s an amount equal to a low-thirties percentage of any sublicense upfront consideration or milestone payments (or the like) received by us and the greater of (i) a low-thirties percentage of any sublicensee sales-based royalties or (ii) a mid-single digit percentage of such licensee’s net sales.

Under the license agreement, Eisai is to receive a $6 million development milestone payment upon initial approval and additional commercial milestone payments related to the achievement of net product sales thresholds (which increases to $7 million in the event we have exercised our option to add India to the licensed territory prior to FDA approval) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. The Company was also required to reimburse Eisai for up to $2.65 million of its costs to complete the Phase 3 pivotal clinical trial for LYMPHIR for the CTCL indication and reimburse Eisai for all reasonable costs associated with the preparation of the Biologics License Application (the “BLA”) for LYMPHIR. Eisai was responsible for completing the CTCL clinical trial, and chemistry, manufacturing and controls (“CMC”) activities through the filing of the BLA for LYMPHIR with the FDA. The BLA was filed with the FDA on September 27, 2022. We will also be responsible for development costs associated with potential additional indications.

The term of the license agreement will continue until (i) if there has not been a commercial sale of a licensed product in the territory, the 10-year anniversary of the original license effective date, which will be March 30, 2016, or (ii) if there has been a first commercial sale of a licensed product in the territory within the 10-year anniversary of the original license effective date, the 10-year anniversary of the first commercial sale on a country-by-country basis. The term of the license may be extended for additional 10-year periods for all countries in the territory by notifying Eisai and paying an extension fee equal to $10 million. Either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement immediately upon written notice if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due. Additionally, either party will have the right to terminate the agreement if the other party directly or indirectly challenges the patentability, enforceability or validity of any licensed patent.

Also under the purchase agreement with Dr. Reddy’s, we are required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials (both of which have been initiated), (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) complete each specified immuno-oncology investigator trial on or before the four-year anniversary of the effective date of the definitive agreement, which will be September 1, 2025. Additionally, we are required to commercially launch a product in a territory within six months of receiving regulatory approval for such product in each such jurisdiction.

On July 29, 2023, we received a Complete Response Letter (“CRL”) from the FDA regarding the BLA seeking approval for LYMPHIR. The FDA has required that we incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review. The FDA raised no concerns relating to the safety and efficacy clinical data package.

On September 8, 2023, we announced that the FDA agreed with our plans to address the requirements outlined in the CRL. The guidance from the FDA provides a path for completing the necessary activities to support the resubmission of the BLA. No additional clinical efficacy or safety trials have been requested by FDA for the resubmission. On February 13, 2024, we filed the BLA resubmission package with the FDA and on March 14, 2024, the FDA accepted the BLA resubmission package and assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of August 13, 2024.

5. PREPAID EXPENSES

Prepaid expenses at June 30, 2024 and September 30, 2023, consist of advance payments made for the preparation of long-lead time drug substance and product costs, which will be utilized in the manufacturing of LYMPHIR for sales upon approval.

6. STOCKHOLDER’S EQUITY

Authorized Capital Stock and Stock Split

On April 29, 2023, the Company amended its certificate of incorporation to authorize an increase in the total number of shares of capital stock to 110,000,000 shares, of which 100,000,000 shares are common stock with a par value of $0.0001, and 10,000,000 shares are preferred stock with a par value of $0.0001. On July 5, 2023, the Board of Directors approved a 675,000-for-1 stock split of the outstanding 100 shares of common stock.

All share and per share amounts in these financial statements have been retroactively restated to reflect the amendment to the certificate of incorporation and the stock split.

Stock Plan

Under the Citius Oncology Stock Plan, adopted on April 29, 2023, we reserved 15,000,000 common shares for issuance. The stock plan provides incentives to employees, directors, and consultants through grants of options, SARs, dividend equivalent rights, restricted stock, restricted stock units, or other rights.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Volatility is estimated using the trading activity of Citius Pharmaceuticals common stock. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected term assumption. The expected term of stock options granted to employees and directors, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period. For non-employee options, the expected term is the contractual term.

A summary of option activity under the plan is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at September 30, 2023	12,600,000	$2.15	9.77 years	$—
Granted	—	—	—	—
Forfeited	—	—	—	—
Outstanding at June 30, 2024	12,600,000	$2.15	9.02 years	$—
Exercisable at June 30, 2024	3,605,556	$2.15	9.02 years	$—

Stock-based compensation expense for the three and nine months ended June 30, 2024 was $1,957,000 and $5,831,000.

At June 30, 2024, unrecognized total compensation cost related to unvested awards under the stock plan of $13,011,500 is expected to be recognized over a weighted average period of 2.0 years.

7. RELATED PARTY TRANSACTIONS

The Company’s officers and directors also serve as officers of Citius Pharmaceuticals. As of June 30, 2024, the Company does not have any employees. Effective April 1, 2022, the Company and Citius Pharmaceuticals entered into a shared services agreement. Under the terms of the agreement, Citius Pharmaceuticals provides management and scientific services to the Company.

During the three months ended June 30, 2024, Citius Pharmaceuticals charged the Company $474,688 for reimbursement of general and administrative payroll, $515,838 for reimbursement of research and development payroll, and $30,368 for the use of shared office space. During the three months ended June 30, 2023, Citius Pharmaceuticals charged the Company $422,282 for reimbursement of general and administrative payroll, $483,063 for reimbursement of research and development payroll, and $30,368 for the use of shared office space.

During the nine months ended June 30, 2024, Citius Pharmaceuticals charged the Company $1,330,364 for reimbursement of general and administrative payroll, $1,481,964 for reimbursement of research and development payroll, and $91,103 for the use of shared office space. During the nine months ended June 30, 2023, Citius Pharmaceuticals charged the Company $1,244,532 for reimbursement of general and administrative payroll, $1,068,563 for reimbursement of research and development payroll, and $91,103 for the use of shared office space.

The Company has no cash account at June 30, 2024, therefore all SpinCo’s expenditures are paid by Citius Pharmaceuticals and reflected in the due to related party account.

8. INCOME TAXES

The Company files consolidated income tax returns with Citius Pharmaceuticals. The Company recorded deferred income tax expense of $432,000 and $432,000 for the nine months ended June 30, 2024 and 2023, respectively, related to the amortization for taxable purposes of its in-process research and development asset.

9. MERGER AGREEMENT

On October 24, 2023, Citius Pharmaceuticals announced that it entered into a definitive agreement for a proposed merger of its wholly owned subsidiary, SpinCo, with TenX Keane Acquisition (NASDAQ: TENKU), a publicly traded special purpose acquisition company. On August 12, 2024, we completed the previously announced Business Combination and TenX Keane Acquisition acquired SpinCo as a wholly owned subsidiary (see Note 10).

A more detailed description of the transaction terms and a copy of the business combination agreement are included in a Current Report on Form 8-K filed on October 24, 2023 by each of Citius Pharmaceuticals and TenX with the United States Securities and Exchange Commission (“SEC”) and the Current Report on Form 8-K filed on August 16, 2024 by Citius Oncology, Inc. In connection with the transaction, TenX filed a registration statement (which contains a proxy statement/prospectus) with the SEC on November 13, 2023, as amended on January 30, 2024, May 3, 2024 and July 11, 2024. The registration statement was declared effective and a final proxy/statement prospectus was filed on July 12, 2024.

10. SUBSEQUENT EVENTS

Lymphir Approval

On August 7, 2024, the FDA approved LYMPHIR.

Closing of Business Combination

On August 12, 2024, Citius Oncology completed the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (the “Merger Agreement”), by and among Citius Pharma, SpinCo, TenX (now Citius Oncology, Inc.) and TenX Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”), and the related transaction documents described therein (the “Business Combination”).

As contemplated by the Merger Agreement, on or prior to the Closing Date the following occurred:

i.	Effective August 5, 2024, TenX’s jurisdiction of incorporation was changed by its deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the consummation of the Domestication, TenX changed its name to “Citius Oncology, Inc.” pursuant to the filing of a certificate of incorporation and adopted bylaws.

ii.	As a result of and upon the effective time of the Domestication, (i) each then-issued and outstanding ordinary share, par value $0.0001 per share, of TenX, converted automatically, on a one-for-one basis, into shares of common stock, par value $0.0001 per share, of Citius Oncology; (ii) each then-issued and outstanding right to receive two-tenths of one share of TenX ordinary shares (“TenX Rights”) converted automatically into a right to receive two-tenths of one share of Citius Oncology common stock (“Company Rights”); and (iii) each then-issued and outstanding unit of TenX was canceled and each holder was entitled to one share of Citius Oncology common stock and one Citius Oncology Right.

iii.	Following the above steps, Merger Sub merged with and into SpinCo, with SpinCo continuing as the surviving company in the Merger and a wholly-owned subsidiary of Citius Oncology. As a result of the Merger, the existing common stock of SpinCo, par value $0.0001 per share, automatically converted into the right to receive shares of Citius Oncology common stock in accordance with an exchange ratio.

iv.	Upon Closing, Citius Pharma (formerly SpinCo’s sole shareholder) received 65,627,262 shares of Citius Oncology common stock. In addition, upon Closing, Maxim Group LLC received 1,872,738 shares of Citius Oncology common stock and Newbridge Securities received 50,000 shares of Citius Oncology common stock, in each case as payment of financial advisory fees. All options to purchase shares of SpinCo common stock were converted into options to purchase shares of Citius Oncology common stock.

v.	All closing conditions as referenced in the Merger Agreement were either met or waived by the parties.

vi.	Pursuant to the Merger Agreement and the sponsor support agreement entered into concurrently with the execution of the Merger Agreement, Citius Oncology issued 119,500 shares of Citius Oncology common stock to the Sponsor for amounts outstanding under the promissory notes TenX Keane Acquisition issued to the Sponsor on July 18, 2023 and October 18, 2023. Both of the promissory notes issued to the Sponsor evidenced deposits into the Trust Account (as defined in the Merger Agreement) to extend the timeline to complete a business combination.

vii.	Immediately after the Closing, Citius Oncology issued a promissory note to the Sponsor, dated August 12, 2024, for $1,288,532 of transaction expenses, which automatically converted into 128,854 shares of Citius Oncology common stock on August 13, 2024.